                                                                EXHIBIT 10.29




                          MASTER PURCHASE AGREEMENT



This Master Purchase Agreement (the "Agreement") is entered into this 28 day of March, 1997 by and between Capricorn Capital Group, Inc., 32255 Northwestern Highway, Farmington Hills, Mi 48334 ("Seller") and National TechTeam, Inc., 835 Mason, Dearborn, Mi 48124 ("Buyer").

Whereas, Seller is in the business of buying, selling, and reselling various computer and telecommunications hardware and other kinds of equipment, and is in the business of performing on a direct and/or subcontract basis various kinds of services including but not limited to computer and telecommunications maintenance, training, facilities management, and network cabling management;

Whereas, Buyer has determined that during the three years following the date of this Master Purchase Agreement that Buyer will have a need to acquire various goods and services and in order to receive the best available pricing Buyer desires to acquire said goods and services from one source;

Now, in consideration of the mutual covenants herein contained, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

1. The term of this Master Purchase Agreement shall be three (3) years from the date first above written unless otherwise extended pursuant to Section 8 herein.

2. During the term of this Agreement Buyer appoints Seller as Buyer's sole source for all goods and services normally offered by Seller which are acquired by Buyer.

3. Buyer will acquire goods and services from Seller on a cost plus basis. On each good or service acquired from Seller by Buyer, Buyer will pay to Seller a price equal to Seller's cost plus a profit of fifteen (15%) percent ("Seller Profit"). Seller's cost shall be equal to its invoice cost from a subcontractor less any refunds, rebates, price reductions or the like, no matter how received, or its own internal cost to produce goods and services provided directly from Seller to Buyer.

4. Each year of the Agreement shall be designated as a buying segment (the "Buying Segment") and shall be designated as Buying Segment One, Buying Segment Two, and Buying Segment Three.

5. During the individual buying segments, Buyer will be obligated to buy from Seller specific amounts of goods and services (the "Obligated Purchase Level") as specified as follows:

        a. Buying Segment One           $12,000,000.00
        b. Buying Segment Two           $ 8,000,000.00
        c. Buying Segment Three         $ 8,000,000.00

6. During each of the buying segments Seller Profit will be based upon Buyer's obligated Purchase Level and will be as follows:

        a. Buying Segment One           $1,800,000.00
        b. Buying Segment Two           $1,200,000.00
        c. Buying Segment Three         $1,200,000.00

7. On the first day of each Buying Segment, Buyer will make a cash payment to Seller in the amount of the Seller Profit, as set forth in 6. above, for that individual Buying Segment. This cash payment will be a deposit against the Seller Profit for that particular Buying Segment. During the Buying Segment Seller will then submit invoices to Buyer for the goods and services purchased by Buyer. These invoices will be net of Seller Profit and will equal Seller's cost of the goods and services. Buyer agrees to pay all invoices within thirty
(30) days of receipt. On a quarterly basis during each Buying Segment, Seller will submit to Buyer a written report showing the amount of goods and services purchased for that particular Buying Segment and the amount of the Seller Profit that has been applied from the deposit made at the beginning of the Buying Segment.

8. In the event that the total of the goods and services purchased by Buyer from Seller during any individual Buying Segment shall be less than the Obligated Purchase Level, Buyer shall not be entitled to a refund of any unused Seller Profit. However, Buyer shall be allowed to carry forward any unused Obligated Purchase Level for a particular Buying Segment to future Buying Segments. However, Seller's obligation with respect to any unused Obligated Purchase Level will terminate seven (7) years from the date of this Agreement.

9. In the event that Buyer's actual purchase of goods and services during any Buying Segment shall exceed the Obligated Purchase Level ("Excess Purchase Amount") then when Seller submits an invoice for the purchase of goods and services, the invoice will include the Seller Profit for the Excess Purchase Amount.

10. Buyer shall order goods and services form Seller by submitting a written purchase order to Seller setting forth the good and services to be acquired. Within five (5) business days, Seller shall submit a written quotation to Buyer setting forth the cost of said goods and services ("Seller's Quote"). If Buyer shall dispute the cost set forth by Seller then Buyer shall have five (5) business days to inform Seller in writing or such dispute. If a mutually acceptable cost cannot be agreed upon by Buyer and Seller within five (5) business days after Buyer notifies Seller of the dispute, then Buyer can purchase the goods and services from the contractor or subcontractor of its choice ("Disputed Goods and Services"). If Buyer purchases goods and services from a contractor or subcontractor other than Seller, a credit shall be given to Buyer against the Obligated Purchase Amount for that particular Buying Segment. If (1) the actual cost to Buyer of the Disputed Goods and Services is greater than ten (10%) less than Sellers's Quote and (2) the Disputed Goods and Services are totally comprised of personal computers, computer servers, and their respective printers ("Seller Core Products") than Buyer shall receive a credit against Seller Profit for the next following Buying Segment. For Buyer to receive a credit against the Seller Profit in the next following Buying Segment both (1) and (2) above must be satisfied, and Buyer must notify Seller in writing of the proposed credit within five (5) business after the delivery of the Disputed Goods and Services, and Buyer must submit a valid invoice received from the alternative contractor.

11. If Buyer shall submit a written purchase order for goods and services that are not Seller Core Products and Seller cannot supply the goods or perform the services or is unable to secure a subcontractor to supply the goods or perform the services, then Buyer shall have the option to find an alternative suppler of the goods and services. If this event occurs, a credit will be given to Buyer in terms of its Obligated Purchase Amount but no credit will be given for the Seller Profit for that particular Buying Segment.

12. This Agreement may not be terminated by either party during its original term as set forth in 1. above. However, if Buyer defaults in the payment of any amounts due hereunder, then Seller shall have the right to terminate this Agreement and shall have the further right to offset any amounts still due and owing to Seller by Buyer under the Agreement against any amounts owing to Buyer by Seller either under the Agreement or otherwise. If Seller shall elect to terminate this Agreement for the reason set forth above, then Seller shall give written notice to Buyer of said termination and its election to offset any amounts still owing by Buyer to Seller and which amounts are being offset and to which obligation of Seller to Buyer said amounts are being applied. This Agreement shall terminate one (1) business day after written notice of termination is received by Buyer at the address set forth above.

13. Buyer or its Agent shall have the right to review the books and records of Seller that relate specially to the transactions contemplated herein. Any review shall take place during normal business hours at Seller's main place of business or wherever the appropriate records are kept, and Buyer agrees to give Seller five (5) business days written notice of its intent to review said records.

14. This Agreement shall be governed by the laws of the State of Michigan.

15. The obligations of Buyer and Seller under this Agreement shall survive the expiration of this Agreement but only to the extent that such obligations remain unperformed as of the expiration or termination of the Agreement.

16. If any part of this Agreement is determined to be unenforceable in a court of law, the unenforceability of any part shall in no way effect the remainder of the Agreement.

In witness hereof, the parties have entered into this Master Purchase Agreement as of the date first set forth above and agree to be bound by the terms and conditions herein contained.


Capricorn Capital Group, Inc.           National TechTeam, Inc.

By:   [SIG]                             By:     [SIG]
   -------------------------------      -------------------------------
Title:  President                       Title:  Senior Vice President
      ----------------------------            -------------------------